COMMON STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 7, 2000

                                      AMONG

                             OBJECTSOFT CORPORATION

                                       AND

                       THE PURCHASERS LISTED ON EXHIBIT A


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                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                                                                                                ----
ARTICLE I Purchase and Sale of Stock..............................................................................1

         Section 1.1       Purchase and Sale of Common Shares.....................................................1
         Section 1.2       The Common Shares......................................................................1
         Section 1.3       Purchase Prices, Execution and Closing.................................................1
         Section 1.4       Escrow.................................................................................2

ARTICLE II Representations and Warranties.........................................................................2

         Section 2.1       Representations and Warranties of the Company..........................................2
         Section 2.2       Representations and Warranties of the Purchasers......................................10

ARTICLE III Covenants 13

         Section 3.1       Securities Compliance.................................................................13
         Section 3.2       Registration and Listing..............................................................13
         Section 3.3       Inspection Rights.....................................................................--
         Section 3.4       Compliance with Laws..................................................................14
         Section 3.5       Keeping of Records and Books of Account...............................................14
         Section 3.6       Other Agreements......................................................................14
         Section 3.7       Transfer Agent Instructions...........................................................14

ARTICLE IV Conditions 15

         Section 4.1       Conditions Precedent to the Obligation of the Company to Sell the Common Shares at
                               Closing...........................................................................15
         Section 4.2       Conditions Precedent to the Obligation of the Purchasers to Purchase the Common Shares
                               at the Closing....................................................................16

ARTICLE V Registration Rights; Transfer Agreement; Voting........................................................17

         Section 5.1       Registration Rights...................................................................17
         Section 5.2       Transfer Restrictions.................................................................17

ARTICLE VI Stock Certificate Legend..............................................................................18

         Section 6.1       Legend................................................................................18

ARTICLE VII Termination..........................................................................................19

         Section 7.1       Termination by Mutual Consent.........................................................19
         Section 7.2       Other Termination.....................................................................19
         Section 7.3       Effect of Termination.................................................................19
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                           TABLE OF CONTENTS (CONT'D)
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                                                                                                                PAGE
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ARTICLE VIII Indemnification.....................................................................................20

         Section 8.1       General Indemnity.....................................................................20
         Section 8.2       Indemnification Procedure.............................................................20

ARTICLE IX Miscellaneous.........................................................................................21

         Section 9.1       Fees and Expenses.....................................................................21
         Section 9.2       Specific Enforcement, Consent to Jurisdiction.........................................21
         Section 9.3       Entire Agreement; Amendment...........................................................22
         Section 9.4       Notices...............................................................................22
         Section 9.5       Waivers...............................................................................23
         Section 9.6       Headings..............................................................................23
         Section 9.7       Successors and Assigns................................................................23
         Section 9.8       No Third Party Beneficiaries..........................................................23
         Section 9.9       Governing Law.........................................................................23
         Section 9.10      Survival..............................................................................24
         Section 9.11      Counterparts..........................................................................24
         Section 9.12      Publicity.............................................................................24
         Section 9.13      Severability..........................................................................24
         Section 9.14      Further Assurances....................................................................24
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                                      -ii-

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of June 7, 2000, by and among ObjectSoft Corporation, a corporation organized under the laws of the State of Delaware (the "Company") (NASDAQ: "OSFT"), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase up to $1,000,000 of the Company's common stock, $.0001 par value per share (the "Common Stock"); and

                  WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

         The parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

         Section 1.1 Purchase and Sale of Common Shares. Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 931,620 shares of Common Stock (the "Common Shares"), at a price per share equal to $1.0734. The aggregate price of the Common Shares shall be $1,000,000.

         Section 1.2 The Common Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Common Shares.

         Section 1.3 Purchase Prices, Execution and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers, severally but not jointly, agree to purchase the Common Shares set forth opposite their respective names on Exhibit A. The aggregate purchase price of the Common Shares being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (for each such Purchaser, a "Purchase Price", and collectively referred to as the "Purchase Prices"). The closing of the purchase and sale of the Common Shares (the "Closing") to be acquired by the Purchasers from the Company shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m., eastern time, on (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date").

         Section 1.4 Escrow. On or before the Closing Date, (a) the Company shall execute and deliver to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement") all applicable agreements, documents, instruments and writings required pursuant to
Section 4.2 herein (collectively, the "Closing Documents"), to be delivered by the Company, including, without limitation, certificates for the number of Common Shares set forth opposite each Purchaser's name on Exhibit A, as applicable, registered in such Purchaser's name and (b) each of the Purchasers shall pay by wire transfer of immediately available funds into escrow in accordance with the Escrow Agreement such Purchaser's Purchase Price, as applicable, and execute and deliver all applicable agreements, documents, instruments and writings required pursuant to Section 4.1, to be delivered by such Purchaser. In regard to the Closing, the Escrow Agent shall give notice (by telephone or other means) (an "Escrow Agent Notice") to the parties hereto when the Escrow Agent has received all of the Closing Documents and wire transfer the funds constituting the Purchase Prices and deliver the other Closing Documents to the Company pursuant to the terms of the Escrow Agreement. As soon thereafter as is practicable on the Closing Date, the Escrow Agent shall deliver the Company's Closing Documents to the Purchasers, including applicable certificates for the Common Shares.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Common Shares, the Company hereby, makes the following representations and warranties to the Purchasers:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder. The Company does not have any subsidiaries or own securities of any kind in any other entity, except as set forth in Schedule 2.1(g) hereto. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined hereinafter) on the Company's financial condition. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, assets or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligation hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement, the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement") and the Transfer Agent Instructions (as defined in Section 3.14 hereof) (collectively, the "Transaction Documents") and to issue and sell the Common Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will have been duly executed and delivered by the Company on or before the Closing Date. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of May 31, 2000 are set forth on
Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth in this Agreement or the Registration Rights Agreement, as disclosed in the SEC Documents (as hereinafter defined)) or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other securities issued by the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement or the Registration Rights Agreement, as disclosed in the SEC Documents or as set forth on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as disclosed in the SEC Documents or as set forth on Schedule 2.1 (c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as disclosed in the SEC Documents or set forth on Schedule 2.1(c) hereto, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the

Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (d) Issuance of Shares. The Common Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Common Shares shall be validly issued and outstanding, fully paid and nonassessable and entitled to all applicable rights and preferences set forth in the Articles.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of its respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature whatsoever on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Common Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") or state securities administrators subsequent to a Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

            (f) Commission Documents, Financial Statements. The Company has made available to the Purchasers through the SEC's Edgar site or otherwise prior to the date hereof (and by their signatures hereto, the Purchasers acknowledge that they have reviewed to their satisfaction) copies of the Company's (i) Form 10-KSB for the year ended December 31, 1998, (ii) Form 10-KSB for the year ended December 31, 1999, (iii) Form 10-QSB for the quarter ended March 31, 2000, (iv) Registration Statements on Form S-3 (Registration Nos. 333-92685, 333-92201, 333-30724 and 333-36944), (v) Current Report on Form 8-K filed January 4, 2000, and (vi) Definitive Proxy Statements filed September 15, 1999 and April 26, 2000 (collectively, the "SEC Documents"). The financial statements of the Company furnished to the Purchasers comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed on Schedule 2.1(g) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

            (h) No Material Adverse Change. Since March 31, 2000, the date through which the most recent report of the Company has been prepared and filed with the Commission (a copy of which is included in the SEC Documents), the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

            (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents or set forth on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since March 31, 2000, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

            (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Intentionally Omitted.

            (l) Title to Assets. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. Except as described on Schedule 2.1(l), all said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, except as disclosed in the SEC Documents or as set forth on Schedule 2.1(m) hereto. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

            (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' or structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents, except as set forth on Schedule 2.1(p) hereto.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement or any of the other Transaction Document contain or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Operation of Business. The Company and each of the subsidiaries owns or possesses or have sufficient rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, hereto, and all rights with respect to the foregoing, which are necessary in any material respect for the conduct of its business as now conducted without any conflict with the rights of others except as disclosed on
Schedule 2.1(r).

            (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

            (t) Books and Record Internal Accounting Controls. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

            (u) Intentionally Omitted.

            (v) Transactions with Affiliates. Except as disclosed in the SEC Documents or set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer or director of the Company, or any of its subsidiaries, or any member of the immediate family of such officer or director or any corporation or other entity controlled by such officer or director, or a member of the immediate family of such officer or director.

            (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Common Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Common Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Common Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Common Shares.

            (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, except for the listing of the Common Shares on the Nasdaq SmallCap Market and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state or federal securities laws (which, if required, shall be filed on a timely basis), including, but not limited to, the filing of a registration statement or statements pursuant to the Registration Rights

Agreement, no authorization, consent, approval, license exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Common Shares, or for the performance by the Company of its obligations under the Transaction Documents.

            (y) Absence of Certain Developments. Except as provided in the SEC Documents and Schedule 2.1(y) hereto, since March 31, 2000, neither the Company nor any subsidiary has:

                (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000 except for the purchase of kiosks;

                (x) entered into any other transaction other than in the ordinary course of business;

                (xi) made charitable contributions or pledges in excess of $25,000;

                (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                (xiii)   experienced   any  material   problems  with  labor  or
management in connection with the terms and conditions of their employment;

                (xiv) effected any two (2) or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

            (z) Use of Proceeds. The net proceeds from the sale of the Common Shares will be used by the Company for working capital and general corporate purposes and for the expenses of the transactions contemplated hereby.

            (aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon any Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution, delivery and performance of this Agreement and the other Transaction Documents and the issue and sale of the Common Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1 (bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and such Purchaser was not formed for the specific purpose of acquiring the Common Shares.

            (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Escrow Agreement and to purchase the Common Shares being sold to it hereunder. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the documents contemplated hereby by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement will have been duly executed and delivered by the Purchasers on the Closing Date. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies or by other equitable principles of general application.

            (c) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the documents contemplated hereby and thereby and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents, bylaws, partnership agreement, operating agreement or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement or the documents contemplated hereby and thereby or to purchase the Common Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            (d) Acquisition for Investment. Such Purchaser is purchasing the Common Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Common Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) and Section 5.2 below, such Purchaser does not agree to hold the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

            (e) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and is a resident of the jurisdiction indicated on Exhibit A hereto. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company.

            (f) Rule 144. Such Purchaser understands that the Common Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (g) No Broker-Dealer Affiliation. None of the Purchasers is a broker-dealer registered with the Commission or an affiliate (as such term is defined in Rule 144(a) promulgated under the Securities Act) of a broker-dealer registered with the Commission.

            (h) General. Such Purchaser understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Common Shares. Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

            (i) Opportunities for Additional Information. Such Purchaser has had full opportunity to review, and has reviewed to such Purchaser's full satisfaction, the SEC Documents. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

            (j) No General  Solicitation.  Such Purchaser  acknowledges that the
Common Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (k) No Commissions or Similar Fees. In connection with the purchase of the Common Shares by such Purchaser, such Purchaser has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except to such persons or entities as are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this Agreement.

            (l) Reliance by the Company. Purchaser understands fully the meaning and legal consequences of the provisions herein, and agrees to indemnify and hold harmless the Company, and each other person, if any subject to liability because of such person's connection with the Company, against all actions, claims, losses, damages and liabilities arising out of or based upon any false representation or warranty herein, or any breach by the undersigned of any provision hereof, and to reimburse the Company and each such other person for any legal and other expenses incurred by the Company and each such other person in connection with investigating, defending, and, if appropriate, settling any action, claim, loss, damage or liability.

                                   ARTICLE III

                                    COVENANTS

         The Company covenants with each of the Purchasers, which covenants are for the benefit of each of the Purchasers and their permitted assignees (as defined herein) as follows:

         Section 3.1 Securities Compliance.

            (a) The Company shall notify the Commission in accordance with their rules and regulations of the transactions contemplated by any of the Transaction Documents, as may be required, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares to the Purchasers or subsequent holders.

            (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Common Shares.

         Section 3.2 Registration and Listing. The Company will cause a registration statement registering the Common Shares to be filed no later than forty-five (45) days after the Closing Date and use its best efforts to cause the registration statement to be declared effective within (i) ninety (90) days after the Closing Date or (ii) five (5) business days of the date on which the Commission informs the Company that it may request the acceleration of the effectiveness of the registration statement, whichever date is the earlier (the "Effectiveness Date"), will comply in all respects with its reporting and filing obligations under the Securities and Exchange Act of 1934 (the "Exchange Act"), will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the Nasdaq SmallCap Market.

         Section 3.3 Intentionally Omitted.

         Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting in all material respects all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would, in any material respect, restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

         Section 3.7 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Common Shares in such amounts as specified from time to time by each Purchaser to the Company upon issuance of the Common Shares in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Common Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in
Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.7 will be given by the Company to its transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.7 shall affect in any way each Purchaser's obligations and agreements set forth in Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares. If a Purchaser provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Common Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Common Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of a transfer of the Common Shares, promptly instruct its transfer agent to issue one (1) or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.7 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.7 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.7, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE IV

                                   CONDITIONS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Common Shares at Closing. The obligation hereunder of the Company to issue and sell the Common Shares to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including having paid by wire transfer of funds into escrow in accordance with this Agreement and the Escrow Agreement the Purchase Price set forth opposite such Purchaser's name on Exhibit A under the heading "Purchase Prices"; such Purchaser shall have executed and delivered this Agreement, the Registration Rights Agreement and the Escrow Agreement to the Escrow Agent on behalf of the Company. The Escrow Agent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Escrow Agreement to be performed, satisfied or complied with by the Escrow Agent at or prior to the Closing, including delivery of all of the Purchaser's Closing Documents to the Company.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Common Shares at the Closing. The obligation hereunder of each Purchaser to acquire and pay for the applicable Common Shares at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.


            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

            (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States, or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Common Shares.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit E hereto, and the such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

            (g) Registration Rights Agreement. Prior to the Closing, the Company shall have executed and delivered the Registration Rights Agreement to the Escrow Agent on behalf of each Purchaser.

            (h) Stock Certificates. The Company shall have executed and delivered to the Escrow Agent on behalf of each Purchaser, the certificates (in such denominations as such Purchaser shall request) for the Common Shares being purchased by such Purchaser at the Closing.

            (i) Resolutions. Prior to the Closing, the Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to each Purchaser (the "Resolutions").

            (j) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent. (k) Secretary's Certificate. At the Closing, the Company shall have delivered to the Escrow Agent on behalf of each Purchaser a secretary's certificate, dated as of such Closing Date, as to (i) the Resolutions, (ii) the Articles and (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (l) Escrow Agreement. Prior to the Closing, the Company shall have executed and delivered the Escrow Agreement to the Escrow Agent on behalf of each Purchaser.

            (m) Officer's Certificate. At the Closing, the Company shall have delivered to such Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.2 as of the Closing Date.

                                   ARTICLE V

                 REGISTRATION RIGHTS; TRANSFER AGREEMENT; VOTING

         Section 5.1 Registration Rights. At the Closing, the Company and each of the Purchasers shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

         Section 5.2 Transfer Restrictions. Each of the Purchasers agrees to be bound by the following terms and conditions restricting the transfer of Common Shares. The Purchasers shall not sell or otherwise transfer any Common Shares on or before the 120th day after the Closing Date. After the 120th day, the Purchasers shall not sell or otherwise transfer any Common Shares except for Common Shares which become salable under the following schedule: (a) on the 121st day after the Closing Date, 25% of the original number of Common Shares purchased by each Purchaser will become salable; and (b) on the 151st day after the Closing Date and on every 30th day thereafter, 6.25% of the original number of Common Shares purchased by each Purchaser will become salable.

         Section 5.3 Agreement to Vote. For so long as the Company has not committed a material breach of this Agreement and the Exhibits annexed hereto, and this Agreement has not been terminated, the Purchasers agree to vote all Common Shares beneficially held by them in favor of all nominees to the Company's board of directors who are nominated by the then current Board of Directors of the Company.

                                   ARTICLE VI

                            STOCK CERTIFICATE LEGEND

         Section 6.1 Legend. Each certificate representing the Common Shares, as applicable and appropriate, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required by applicable federal, provincial or state securities or "blue sky" laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR OBJECTSOFT CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING, TRANSFER AND OTHER AGREEMENTS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT DATED AS OF JUNE 7, 2000 AMONG THE COMPANY AND CERTAIN PURCHASERS.

         The Company agrees to reissue certificates representing the Common Shares, without the legend set forth above, if at such time, prior to making any transfer of any Shares the Purchaser thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request and such holder otherwise complies with the terms of the Transaction Documents (including Section 5.2 hereof). Provided the aforementioned written notice of intended transfer is given and the transfer complies with Section 5.2 hereof, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Common Shares upon which it is stamped if, unless otherwise required by federal or state securities laws, (a) the sale of such Common Shares is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a sale or transfer of such Common Shares may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Common Shares can be sold under Rule 144(k). Each Purchaser agrees that it will only sell Common Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or in accordance with Rule 144(k). In the event the above legend is removed from any Common Shares and the effectiveness of a registration statement covering such Common Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to such Purchaser the Company may require that the above legend be placed on any such Common Shares that cannot then be sold pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or under Rule 144(k) and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed, provided the aforementioned written notice of transfer is given and Section 5.2 is complied with, when such Common Shares may again be sold pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or under Rule 144(k). The restrictions on transfer contained in Section 6.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchasers.

         Section 7.2 Other Termination. This Agreement may be terminated by the action of the Board of Directors of the Company or by any one or more of the Purchasers at any time if the Closing shall not have been consummated by the Closing Date, as long as the failure to so consummate is not the fault of the terminating party.

         Section 7.3 Effect of Termination. In the event of termination by the Company or any one or more of the Purchasers of this Agreement or any part hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

         Section 8.2 Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except that the Company shall (a) pay on the Closing Date to Intercoastal Financial Services Corp. (the "Placement Agent") six percent of the number of shares of Common
Stock issued to the Purchasers on such Closing Date on the same terms as the Purchasers (including, without limitation, the agreements set forth in Section
5.2 hereof), (b) pay on the Closing Date to the Placement Agent in cash the value of two percent of the Purchase Price paid on the Closing Date, and (c) pay on the Closing Date to the Placement Agent the reasonable attorney's fees and expenses actually incurred by the Placement Agent, in an amount not to exceed $5,000, in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Common Shares pursuant hereto.

         Section 9.2 Specific Enforcement, Consent to Jurisdiction.

            (a) The remedies provided in this Agreement and the Registration Rights Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Purchaser's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement or the Registration Rights Agreement. Amounts set forth or provided for herein and therein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Purchasers thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder and thereunder will cause irreparable harm to the holders of the Common Shares that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Common Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

            (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereunder or thereunder and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

         Section 9.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended, except that any provision of this Agreement may be waived or amended by a written instrument signed by the Company and the Purchasers holding at least two-thirds (2/3) of the Common Shares then outstanding which continue to be held by the Purchasers, and any provision of this Agreement may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding which continue to be held by the Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Common Shares, as the case may be.

         Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  ObjectSoft Corporation

                                    Continental Plaza III
                                    433 Hackensack Avenue
                                    Hackensack, NJ 07601
                                    Attn.: David E.Y. Sarna
                                    Tel.: (201) 343-9100
                                    Fax:  (201) 270-5071

                                    with copies to:

                                    Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, NY 10174
                                    Attn: Melvin Weinberg
                                    Tel: (212) 704-6000
                                    Fax: (212) 704-6288

If to any Purchaser:                At the address of such Purchaser as set
                                    forth on Exhibit A to this Agreement, with copies as specified in writing by such
                                    Purchaser:

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After each Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section  9.10  Survival.  The  representations  and  warranties  of the
Company and the Purchasers contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the applicable Closing until the date two (2) years from the Closing Date. The representations, warranties, agreements and covenants set forth in Articles I, III, V, VII, VIII and IX, and Sections 2.1(o) and (s), of this Agreement shall survive the execution and delivery hereof and any Closing hereunder indefinitely.

         Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional executed signature pages to be physically delivered to the other parties within five (5) days of the execution and delivery hereof.

         Section 9.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. In addition to the foregoing, any disclosure of the name of the Purchasers shall be subject to review and comment by the Purchasers prior to disclosure.

         Section 9.13 Severability. The provisions of this Agreement and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Common Shares and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

         OBJECTSOFT CORPORATION


         By: /s/ David E.Y. Sarna
            -----------------------------------
             Name: David E.Y. Sarna
             Title:   Chairman


         INTERCOASTAL FINANCIAL SERVICES CORP.


         By: /s/ Roy C. Zentz
            -----------------------------------
             Name: Roy C. Zentz
             Title: President


         MOONLIGHT HOLDINGS LTD.


         By: /s/ B.A. Simmons
            -----------------------------------
            Name:Gretton Secretarial Services, Ltd.
            Title: Director


         SHORING INVESTMENTS LTD.


         By: /s/ C.B. Williams
            -----------------------------------
            Name: Turks & Crilos First Secretarial Ltd.
            Title: Secretary


         BUENA VISTA ENTERPRISES LTD.



         By: /s/ Richard Naimer            By: /s/ Neil Smollett
            ---------------------------       --------------------------
            Name: Richard Naimer              Name: Neil Smollett
            Title: Director                   Title: Director